                                                                   EXHIBIT 10.15

                       PURCHASE AND ASSUMPTION AGREEMENT


                                    BETWEEN


                           NATIONSBANK, N.A. (SOUTH)


                                      AND


                                  ABC BANCORP

                       PURCHASE AND ASSUMPTION AGREEMENT
                       ---------------------------------

ARTICLE I - TRANSFER OF ASSETS AND LIABILITIES
     Section 1.1.   Transferred Assets
     Section 1.2.   Purchase Price
     Section 1.3.   Deposit Liabilities
     Section 1.4.   Loans Transferred
     Section 1.5.   Safe Deposit Business
     Section 1.6.   Employee Matters
     Section 1.7.   Records and Data Processing
     Section 1.8.   Security
     Section 1.9.   Taxes and Fees; Proration of Certain Expenses
     Section 1.10.  Real Property

ARTICLE II - CLOSING AND EFFECTIVE TIME
     Section 2.1.   Effective Time
     Section 2.2.   Closing
     Section 2.3.   Post-Closing Adjustments

ARTICLE III - INDEMNIFICATION
     Section 3.1.   Seller's Indemnification of Purchaser
     Section 3.2.   Purchaser's Indemnification of Seller
     Section 3.3.   Claims for Indemnity
     Section 3.4.   Limitations on Indemnification

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER
     Section 4.1.   Corporate Organization
     Section 4.2.   No Violation
     Section 4.3.   Corporate Authority
     Section 4.4.   Enforceable Agreement
     Section 4.5.   No Brokers
     Section 4.6.   Personal Property
     Section 4.7.   Real Property
     Section 4.8.   Condition of Property
     Section 4.9.   Limitation of Representations and Warrants

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASER
     Section 5.1.   Corporate Organization
     Section 5.2.   No Violation
     Section 5.3.   Corporate Authority
     Section 5.4.   Enforceable Agreement
     Section 5.5.   No Brokers

ARTICLE VI - OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME
     Section 6.1.   Full Access
     Section 6.2.   Delivery of Magnetic Media Records
     Section 6.3. Application for Approval to Effect Purchase of Assets and Assumption of Liabilities
     Section 6.4.   Conduct of Business; Maintenance of Properties
     Section 6.5.   No Solicitation by Seller
     Section 6.6.   No Solicitation by Purchaser
     Section 6.7.   Further Actions
     Section 6.8.   Fees and Expenses
     Section 6.9.   Breaches with Third Parties
     Section 6.10.  Insurance
     Section 6.11.  Public Announcements
     Section 6.12.  Tax Reporting

ARTICLE VII - CONDITIONS TO PURCHASER'S OBLIGATIONS
     Section 7.1.   Representations and Warranties True
     Section 7.2.   Obligations Performed
     Section 7.3.   No Adverse Litigation
     Section 7.4.   Regulatory Approval

ARTICLE VIII - CONDITIONS TO SELLER'S OBLIGATIONS
     Section 8.1.   Representations and Warranties True
     Section 8.2.   Obligations Performed
     Section 8.3.   No Adverse Litigation
     Section 8.4.   Regulatory Approval

ARTICLE IX - TERMINATION
     Section 9.1.   Methods of Termination
     Section 9.2.   Procedure Upon Termination
     Section 9.3.   Payment of Expenses

ARTICLE X - MISCELLANEOUS PROVISIONS
     Section 10.1.  Amendment and Modification
     Section 10.2.  Waiver of Extension
     Section 10.3.  Assignment
     Section 10.4.  Confidentiality
     Section 10.5.  Addresses for Notices, Etc.
     Section 10.6.  Counterparts
     Section 10.7.  Headings
     Section 10.8.  Governing Law
     Section 10.9.  Sole Agreement
     Section 10.10. Severability
     Section 10.11. Parties in Interest

                       PURCHASE AND ASSUMPTION AGREEMENT
                       ---------------------------------

     THIS AGREEMENT, dated as of February 26, 1997 by and between NATIONSBANK, N.A.(South) a national banking association having its principal offices in Atlanta, Georgia("Seller"), and ABC BANCORP a Georgia Corporation having its principal offices in Moultrie, Georgia ("Purchaser");

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Seller wishes to divest, upon the terms and conditions set forth herein, certain assets and certain deposit and liabilities of the following office (collectively, the "Banking Center"):

     Douglas Main
     100 South Pearl Avenue
     Douglas, Georgia 31533-3836
     (Coffee County)

     WHEREAS, Purchaser wishes to buy such assets and assume such liabilities upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Seller and Purchaser agree as follow:

                                   ARTICLE I
                                   ---------
                      TRANSFER OF ASSETS AND LIABILITIES
                      ----------------------------------

Section 1.1. Transferred Assets.
-------------------------------

     (a) As of the Effective Time (as defined in Section 2.1 below) and upon the terms and conditions set forth herein, Seller will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase from Seller, all of the following assets associated with the Banking Center and identified in this Agreement and the Exhibits hereto, and not otherwise excluded from sale pursuant to the provisions of Subsection 1.1(b) below:

          (1) subject to Section 1.10 hereof, all transferable right, title and interest of Seller in and to all real estate, fixtures and improvements thereon at the Banking Center (the "Real Property"), together with all rights and appurtenances pertaining thereto;

          (2) except as provided in section 1.1(b), the furniture, equipment and other tangible personal property located on or affixed to the Real Property (the "Personal Property");

          (3) all leases affecting the Banking Center, including all equipment leases for equipment located at the Banking Center (the "Equipment Leases");

          (4) all safe deposit contracts and leases for the safe deposit boxes located at the Banking Center as of the Effective Time (the "Safe Deposit Contracts");

          (5)  all loans transferred pursuant to Section 1.4;

          (6) all coins and currency located at the Banking Center as of the Effective Time (the "Coins and Currency").

          (7) all maintenance, service, operating and other contracts or agreements relating to the operation of the Banking Center (to the extent that such contracts or agreements by their terms or under applicable law are assignable to Purchaser); and

          (8) except as otherwise provided herein, all business of the Banking Center related to the transferred assets referred to in Section 1.1(a) and the goodwill associated therewith.

     (b) Excluded from the assets, properties and rights being transferred, conveyed and assigned to Purchaser under this Agreement are the assets listed on Exhibit 1.1(b) hereto, debit and credit card merchant
                    --------------
          services agreements related to customers of the Banking Center, assets related to Seller's group banking program, Seller's rights in and to the name "NationsBank, N.A." and any of Seller's corporate logos, trademarks, trade names, signs, paper stock, forms and other supplies containing any such logos, trademarks or trade names (the "Excluded Assets"). Seller shall coordinate with Purchaser to remove the Excluded Assets from the Banking Center on or prior to the Effective Time. Seller shall remove the Excluded Assets at its own cost and, apart from making any repairs necessitated by avoidable material damage to the Real Property or Seller's negligence in removing the Excluded Assets, Seller shall be under no obligation to restore the Banking Center premises to their original condition, which shall be the responsibility of Purchaser.

Section 1.2.   Purchase Price.
-----------    --------------

     (a) As consideration for the purchase of the Banking Center, Purchaser shall pay Seller a purchase price equal to the sum of the following:

          (1) Two times Net Book Value (as defined in Section 1.2(d) hereof) as of the Effective Time for the Personal Property at the Banking Center;

          (2)  Two times tax value as of the Effective Time for the Real
               Property;

          (3) A premium for the Deposit Liabilities (as defined in Section 1.3(a) hereof) and franchise value related to the Banking Center equal to 9.15% of the Deposit Liabilities;

          (4) The Net Book Value (as defined in Section 1.2(d) hereof), including accrued interest, for the Loans as set forth in Section
               1.4 hereof; and

          (5)  The face amount of the Coins and Currency.

     (b) In addition, Purchaser shall assume, as of the Effective Time, all of the duties, obligations and liabilities of Seller relating to any Real Property or building leases, the Equipment Leases, the Safe Deposit Contracts, the Deposit Liabilities (including all accrued interest relating thereto) and all assignable operating contracts of the Banking Center (excluding any master contracts); provided, that any cash items paid by Seller and not cleared prior to the Effective Time shall be the responsibility of Seller, subject to the terms of Section
          1.3 below.

     (c) Seller shall prepare a balance sheet (the "Pre-Closing Balance Sheet") in accordance with generally accepted accounting principles consistently applied as of a date not earlier than 30 calender days prior to the Effective Time anticipated by the parties (the "Pre-Closing Balance Sheet Date") reflecting the assets to be sold and assigned hereunder and the liabilities to be transferred and assumed hereunder all based on the book value of such assets and liabilities; Seller agrees to pay to Purchaser at the Closing (as defined in Section 2.1 hereof), in immediately available funds, the excess amount, if any, of the amount of Deposit Liabilities assumed by Purchaser pursuant to subsection (b) above as reflected by the Pre-Closing Balance Sheet over the aggregate purchase price computed in accordance with subsection (a) above, as reflected by the Pre-Closing Balance Sheet. Purchaser agrees to pay Seller at the Closing, in immediately available funds, the excess, if any, of the aggregate purchase price computed in accordance with subsection (a) above, as reflected by the Pre-Closing Balance Sheet over the amount of Deposit Liabilities assumed by Purchaser pursuant to subsection (b) above as reflected by the Pre-Closing Balance Sheet. Amounts paid at Closing shall be subject to subsequent adjustment based on the Post-Closing Balance Sheet (as defined in Section 2.3 hereof).

     (d) For purposes of this Agreement, "Net Book Value" means the value determined from the Post-Closing Balance Sheet; provided, however, that such value shall not include the loan loss reserve attributable to any Loan (as defined in Section 1.4 hereof) or any general reserve.

Section 1.3.  Deposit Liabilities.
------------  -------------------

     (a) "Deposit Liabilities" shall mean all of Seller's duties, obligations and liabilities relating to the deposit accounts located at the Banking Center as of the Effective Time (including accrued but unpaid or uncredited interest thereon).

     (b) Except for those liabilities and obligations specifically assumed by Purchaser under 1.2(b) above, Purchaser is not assuming any other liabilities or obligations. Liabilities not assumed include, but are not limited to, the following:

          (1) Seller's cashier checks, letters of credit, money orders, interest checks and expense checks issued prior to closing, consignments of U.S. Government "E" and "EE" bonds and any and all traveler's checks.

          (2) Liabilities or obligations with respect to any litigation, suits, claims, demands or governmental proceedings commenced or made known to Seller prior to Closing and related to the Banking Center.

          (3) Deposit accounts associated with lines of credit where the line of credit is excluded in accordance with Section 1.4(b).

          (4) Deposit accounts associated with qualified retirement plans where Seller is the trustee of such plan or the sponsor of a prototype plan used by such plan.

          (5) Deposit accounts associated with Seller's group banking program, if any.

          (6)  Self-directed individual retirement accounts, if any.

          (7) Deposit accounts associated with Seller's PC banking program, if any.

     (c) Seller does not represent or warrant that any deposit customers whose accounts are assumed by Purchaser will become or continue to be customers of Purchaser after the Effective Time.

     (d) Purchaser agrees to pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Purchaser by mail, over the counter or through the check clearing system of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Purchaser.

     (e) If, after the Effective Time, any depositor, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities assumed, shall demand payment from Seller for all or any part of any such assumed Deposit Liabilities, Seller shall forward to Purchaser any paper checks, drafts or withdrawal orders presented to if relating thereto, and Seller shall not be liable or responsible for making any such payment; provided, that if Seller shall pay the same, Purchaser agrees to reimburse Seller for any such payments, and Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts or withdrawal orders and any such representations or warranties implied by law are hereby expressly disclaimed. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of checks, drafts, withdrawal orders, returns and other items presented to and paid by Seller within 60 calendar days after the Effective Time and drawn on or chargeable to accounts that have been assumed by Purchaser; provided, however, that Seller shall be held harmless and indemnified by Purchaser for acting in accordance with such arrangements.

(f) Purchaser agrees, at its cost and expense, (1) to assign new account numbers to depositors of assumed accounts, (2) to notify such depositors, on or before the Effective Time, in a form and on a date mutually acceptable to Seller and Purchaser, of Purchaser's assumption of Deposit Liabilities, and (3) to furnish such depositors with checks on the forms of Purchaser and with instructions to utilize Purchaser's checks and to destroy unused check, draft and withdrawal order forms of Seller. (If Purchaser so elects, Purchaser may offer to buy from such depositors their unused Seller check, draft and withdrawal order forms.) In addition, subsequent to regulatory approval, Seller will notify its affected customers by letter of the pending assignment of Seller's deposit accounts to Purchaser, which notice shall be at Seller's cost and expense and shall be in a form mutually agreeable to Seller and Purchaser.

(g) Purchaser agrees to pay promptly to Seller an amount equivalent to the amount of any checks, drafts or withdrawal orders credited to an assumed account as of the Effective Time that are returned to Seller after the Effective Time.

(h) As of the Effective Time, Purchaser will assume and discharge Seller's duties and obligations in accordance with the terms and conditions and laws, rules and regulations that apply to the certificates, accounts and other Deposit Liabilities assumed under this Agreement.

(i) As of the Effective Time, Purchaser will maintain and safeguard in accordance with applicable law and sound banking practices all account documents, deposit contracts, signature cards, deposit slips, canceled items and other records related to the Deposit Liabilities assumed under this Agreement, subject to Seller's right of access to such records as provided in this Agreement.

(j) Seller will render a final statement to each depositor of an account assumed under this Agreement as to transactions occurring through the Effective Time and will comply with all laws, rules and regulations regarding tax reporting of transactions of such accounts through the Effective Time; provided, however, that Seller shall not be obligated to render a final statement on any account not ordinarily receiving periodic statements in the ordinary course of Seller's business. Seller will be entitled to impose normal fees and service charges on a per-item basis, but Seller will not impose periodic fees or blanket charges in connection with such final statements.

     (k) As of the Effective Time, Purchaser, at its expense, will notify all Automated Clearing House ("ACH") originators of the transfers and assumptions made pursuant to the Agreement; provided, however, that Seller may, at its option, notify all such originators itself (on behalf of Purchaser) also at the expense of Purchaser. For a period of 60 calendar days beginning on the Effective Time, Seller will honor all ACH items related to accounts assumed under this Agreement which are mistakenly routed or presented to Seller. Seller will make no charge to Purchaser for honoring such items, and will electronically transmit such ACH data to Purchaser. If Purchaser cannot receive an electronic transmission, Seller will make available to Purchaser at Seller's operations center receiving items from the Automated Clearing House tapes containing such ACH data. Items mistakenly routed or presented after the 60-day period should be returned to the presenting party.

     (l) As of the Effective Time, Purchaser agrees to use its best efforts to collect from Purchaser's customers amounts equal to any Visa or MasterCard charge backs under the MasterCard and Visa Merchant Agreements between Seller and its customers and amounts equal to any deposit items returned to Seller after the Effective Time which were honored by Seller prior to the Effective Time and remit such amounts so collected to Seller. Purchaser agrees to immediately freeze and remit to Seller any funds, up to the amount of the charged back or returned item that had been previously credited by Seller if such funds are available at the time of notification by Seller to Purchaser of the charged back or returned item. Notwithstanding the foregoing, Purchaser shall have no liability or responsibility to remit funds for any item or charge that has been improperly returned or charged to Seller. Solely for the purposes of this Section 1.3(l), all references to Seller shall be deemed to include seller and its assignees.

Section 1.4.  Loans Transferred.
-----------   -----------------

     (a) Seller will transfer to Purchaser as of the Effective Time, subject to the terms and conditions of this Agreement, all of Seller's right, title and interest in (including all collateral, security agreements, deeds of trust and financing statements relating thereto) the loans maintained, serviced and listed in Seller's general ledger as loans of the Banking Center (collectively, the "Loans"); provided, however, the Loans shall not include any loans described in subsection (b) below. Such Loans (as well as any security interest related thereto) shall be transferred by means of a blanket (collective) assignment and not individually (except as may be otherwise required by law); provided, however, that Seller shall prepare and execute one Assignment of Deeds to Secure Debt, in recordable form, for each county in which deeds of trust are transferred pursuant to this agreement. Purchaser shall inform Seller not less than 45 calendar days prior to the Effective Time of any case in which individual assignments will be required by law. Seller shall use its best efforts to cooperate with Purchaser to obtain any such required individual assignment(s) as promptly as possible. If any such assignment shall not be obtained or if any attempted assignment would be ineffective or would materially impair Purchaser's rights under the Loans in question so that Purchaser would not in effect acquire the benefit of all such rights. Purchaser may (but shall not be required to) put such loans back to Seller upon written notice given within 30 days of Seller's notification to Purchaser that such assignment cannot be obtained.

(b) Notwithstanding the provisions of subsection (a) above, the Loans shall not include:

     (1) nonaccruals (which term shall include loans in which the collateral securing same has been repossessed or in which collection efforts have been instituted or, claim and delivery or foreclosure proceedings have been filed);

     (2)  loans 90 calendar days or more past due;

     (3)  loans upon which insurance has been fore-placed;

     (4) loans in connection with which the borrower has filed a petition for relief under the United States Bankruptcy Code prior to the Effective Time; or

     (5) loans identified by Purchaser in writing 45 calendar days or more prior to the Effective Time as not being purchased because of failure to meet the credit standards of Purchaser.

(c) Seller and Purchaser agree that Purchaser will become the beneficiary of credit life insurance written on direct consumer installment loans and coverage will continue to be the obligation of the current insurer after the Effective Time and for the duration of such insurance as provided under the terms of the policy or certificate. Seller shall (within the bounds of applicable law) take whatever actions necessary to make Purchaser the named beneficiary under such issuance policies from and after the Effective Time. If Purchaser becomes the beneficiary of credit life insurance written on direct consumer installment loans, Seller and Purchaser agree to cooperate in good faith to develop a mutually satisfactory method by which the current insurer will make rebate payments to and satisfy claims of the holders of such certificates of insurance after the Effective Time. The parties obligations in this section are subject to any restrictions contained in existing insurance contracts as well as applicable laws and regulations. Seller agrees that after the Effective Time it hold and will promptly transfer and deliver to the Purchaser, from time to time as and when received by Seller, any cash, checks with appropriate endorsements (using its best efforts not to convert such checks into cash), or other property that Seller may receive on or after the Effective Time with respect to any insurance proceeds covered by this Section 1.4(c), and upon Purchaser's reasonable request will account to Purchaser for all such receipts.

     (d) In connection with the transfer of any loans requiring notice to the borrower, Purchaser and Seller agree to comply with all notice and reporting requirements of the loan documents or of any law or regulation.

     (e) All Loans transferred to Purchaser shall be valued at their Net Book Value, such value to include accrued interest.

     (f) All Loan will be transferred without recourse and without any warranties or representations as to their collectibility or the creditworthiness of any of the obligors of such Loans.

     (g) Purchaser will at its expense issue new coupon books for payment of Loans for which Seller provides coupon books with instructions to utilize Purchaser's coupons and to destroy coupons furnished by Seller.

     (h) For a period of 30 calendar days after the Effective Time, Seller will forward to Purchaser loan payments received by Seller. Purchaser shall reimburse Seller upon demand for checks returned on payments forwarded to Purchaser; however, to the extent possible, Seller will deduct the amount of such returned checks from payments received and shall settle with Purchaser by an official check.

     (i) As of the Effective Time, Seller shall transfer and assign all files, documents and records related to the Loans to Purchaser, and Purchaser will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

     (j) If the Balance due on any Loan purchased pursuant to this Section 1.4 has been reduced by Seller as a result of a payment by check received prior to the Effective Time, which item is returned after the Effective Time, the asset value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Purchaser to Seller promptly upon demand.

     (k) Seller shall grant to Purchaser as of the Effective Time a limited power of attorney, in substantially the form attached hereto as
          Exhibit 1.4(k) (the "Power of Attorney").

Section 1.5.  Safe Deposit Business.
------------  ---------------------

     (a) As of the Effective Time, Purchaser will assume and discharge Seller's obligations with respect to the safe deposit box business at the Banking Center in accordance with the terms and conditions of contracts or rental agreements related to such business, and Purchaser will maintain all facilities necessary for the use of such safe deposit boxes by persons entitled to use them.

     (b) As of the Effective Time, Seller shall transfer and assign the records related to such safe deposit box business to Purchaser, and Purchaser shall maintain and safeguard all such records and be responsible for granting access to and protecting the contents of safe deposit boxes at the Banking Center.

     (c) Safe deposit box rental payments (not including late payment fees) collected by Seller before the Effective Time shall be prorated as of the Effective Time.

     (d) Seller agrees to use its best efforts to obtain any necessary consents of the holders of the safe deposit boxes, and Seller will hold and will promptly transfer and deliver to the Purchaser, from time to time as and when received by Seller, any cash, checks with appropriate endorsements (using its best efforts not to convert such checks into cash), or other property that Seller may receive on or after the Effective Time with respect to any safe deposit box rental payments relating to the Banking Center and will upon Purchaser's reasonable request account to Purchaser for all such receipts.


Section 1.6. Employee Matters.
------------ ----------------

     (a) Purchaser shall offer employment to all employees employed by Seller at the Banking Center as of the Effective Time (the "Employees"), in their then current functional positions or substantially equivalent functional positions at each office with remuneration not less than that on the date of this Agreement (subject to normal salary increases) and benefits generally equivalent to current levels, provided that Purchaser shall not be required to provide any benefits to Employees that are not provided to similarly situated employees of Purchaser. Except for Purchaser's retirement plan(s). Employees shall receive full credit for their prior service with Seller under Purchaser's benefit plans and policies, including its vacation and sick leave policies. As of the Effective Time, the Employees and their dependents, if any, previously covered under Seller's health insurance plan shall be covered under Purchaser's health insurance plan without being subject to any pre-existing condition limitations or exclusions except those excluded under Seller's health insurance plan. Employees shall not be required to satisfy the deductible and employee payments required by Purchaser's comprehensive medical and/or dental plans for the calendar year of the Effective Time to the extent of amounts previously credited during such calendar year under comparable plans maintained by Seller. Employees shall receive full credit for their prior service with Seller for purposes of determining their participation eligibility and vesting rights under Purchaser's retirement plan(s) benefits under any defined benefit pension plan maintained by Purchaser shall accrue from the first day of service with Purchaser and shall be based on the number of years of service with Purchaser.

          Seller shall be responsible for the payment of all employment compensation and benefits to the Employees, including, without limitation, all wages and commissions to the Employees accrued through the Effective Time; provided that, Seller shall not pay for any unused vacation days, sick leave or holiday pay as of the Effective Time. By way of illustration and not in limitation or derogation of the foregoing, (i) Seller shall be responsible for all compensation and the payment of any amounts due to the Employees as of the Effective Time pursuant to any of Seller's bonus or other similar incentive plans as a result of the employment of the Employees, provided that in determining compensation, bonuses and other similar payments due to the Employees for any period ended on or prior to the Effective Time, Seller shall, if payment thereof will occur after the Effective Time, waive any requirement that the Employees be employees of Seller on the date such compensation, bonuses or other similar payments are paid; (ii) Seller shall be responsible for reporting to all governmental authorities all employee-related costs and liabilities of the Employees accruing prior to the Effective Time, whether payable on or after the Effective Time to the extent required by law; (iii) Seller shall be responsible for all incurred but unreported or unpaid medical claims occurring prior to the Effective Time; provided that a proper claim if filed with the applicable benefit plan of Seller within 12 months of the date the claim was incurred and Seller shall be responsible for the cost associated with any hospital confinement which commences prior to the Effective Time;
          (iv) Purchaser shall become responsible for all cost and liabilities attributable to the Employees accruing after the Effective Time; provided, however, that Purchaser shall not be responsible for any
          --------  -------
          liabilities arising under Seller's benefit plans; and (v) effective as of the Effective Time, Seller shall, and hereby does, release all of the Employees from any employment and/or confidentiality agreement previously entered into between Seller and such Employees to the extent (but only to the extent) necessary for Purchaser to operate the business acquired from Seller hereunder in the same manner as operated by Seller prior to the Effective Time.

          Seller shall cause the NationsBank Pension Plan and The NationsBank Retirement Savings Plan to be amended effective as of the date of Closing to fully (100%) vest the accrued benefits thereunder of all employees of the Seller on the date of Closing who have become participants in such plans by that time and who terminate their employment with the Seller as a result of the transactions contemplated by this Agreement (the "Affected Participants"). Seller shall cause the NationsBank Pension Plan and The NationsBank Retirement Savings Plan to pay the Affected Participants their accrued benefits under such plans when and as provided in such plans, and for purposes of determining when such benefits become payable, the Affected Participants shall be deemed to have separated from service on the date of Closing.

     (b) Seller makes no representations or warranties about whether any of the Employees will remain employed at the Banking Center after the Effective Time. Seller will use its best efforts to maintain the Employees as employees of Seller at the Banking Center until the Effective Time. Any Employee whose employment shall be terminated for any reason prior to the Effective Time or who shall elect not to be an employee of Purchaser shall be dealt with by Seller in its sole and absolute discretion. Seller agrees that, for a period of 12 months after the Effective Time, it will not solicit for employment any Employee who remains employed by Purchaser.

     (c) Purchaser agrees for a period of 12 months after the Effective Time it will not terminate a transferred Employee without paying to such Employee a severance benefit no less than the applicable severance benefit set forth in Exhibit 1.6(c).
                               --------------

Section 1.7. Records and Data Processing.
------------ ---------------------------

     (a) As of the Effective Time, Purchaser shall become responsible for maintaining the files, documents and records referred to in this Agreement. Purchaser will preserve and safekeep them as required by applicable law and sound banking practice for the joint benefit of Seller and Purchaser. After the Effective Time, Purchaser will permit Seller and its representatives, for reasonable cause, at reasonable times and upon reasonable notice and at Seller's expense, to examine, inspect, copy and reproduce any files, documents or records regarding the assets and liabilities transferred under this Agreement as Seller deems reasonably necessary.

     (b) As of the Effective Time, Seller will permit Purchaser and its representatives, for reasonable cause, at reasonable times and upon reasonable notice and at Purchaser's expense, to examine, inspect, copy and reproduce files, documents or records retained by Seller regarding the assets and liabilities transferred under this Agreement as Purchaser deems reasonably necessary.

     (c) It is understood that certain of Seller's records may be available only in the form of photocopies, film copies or other non-original and non-paper media.


Section 1.8. Security.
------------ --------

     As of the Effective Time, Purchaser shall be solely responsible for the security of and insurance on all persons and property located in or about the Banking Center.

Section 1.9. Taxes and Fees: Proration of Certain Expenses.
------------ ---------------------------------------------

     Purchaser shall be responsible for the payment of all fees and taxes related to this transaction; except that Purchaser shall not be responsible for, or have any liability with respect to, taxes on any income to Seller arising out of this transaction and Seller agrees that it shall pay, or represents that it has paid, in a timely manner any and all such income taxes. Except as otherwise set forth herein (and expressly including pro-rated real and personal property taxes). Purchaser shall not be responsible for any tax liabilities of Seller arising from the business or operations of the Banking Center before the Effective Time, and Seller shall not be responsible for any tax liabilities of Purchaser arising from the business or operations of the Banking Center after the Effective Time. Utility payments, telephone charges, real property taxes, personal property taxes, rent, salaries, deposit insurance premiums, other ordinary operating expenses of the Banking Center and other expenses related to the liabilities assumed or assets purchased hereunder shall be prorated between the parties as of the Effective Time. To the extent any such item has been prepaid by Seller for a period extending beyond the Effective Time, there shall be a proportionate monetary adjustment in favor of Seller.

Section 1.10. Real Property.
------------  -------------

     (a)  Title Matters.
          -------------

          (i) Seller agrees to deliver to Purchaser as soon as reasonably possible after the execution of this Agreement copies of all title information in possession of Seller, including, but not limited to, title insurance policies, attorneys' opinions on title, surveys, covenants, deeds, notes and mortgages and easements relating to the Real Property. Such delivery shall constitute no warranty by Seller as to the accuracy or completeness thereof or that Purchaser is entitled to rely thereon.

          (ii) Purchaser agrees to notify Seller in writing within 45 calendar days after the date of this Agreement of any mortgages, pledges, material liens, encumbrances, reservations, tenancies, encroachments, overlaps or other title exceptions (including but not limited to deeds to secure debt and use financing statements) or zoning or similar land use violations (excluding legal but nonconforming uses) related to the Real Property to which Purchaser reasonably objects (the "Title Defects"). Purchaser agrees that Title Defects shall not include real property taxes not yet due and payable and easements, restrictions, tenancies, and rights of way which do not materially interfere with the use of the Real Property as a Banking Center. Seller shall make a good faith effort to correct any such Title Defect to Purchaser's reasonable satisfaction at least 10 calendar days prior to Closing; provided, however, that Seller shall not be obligated to bring any lawsuit or make any payments of money (except to pay liens that Seller does not dispute in good faith) to cure a Title Defect. If Seller is unable or unwilling to cure any such Title Defects to Purchaser's reasonable satisfaction, Purchaser shall have the option either to terminate this Agreement with respect to the Banking Center or Banking Center at which the Real Property having such Title Defects are located or to receive title in its then existing condition. Upon termination of this Agreement with respect to any Banking Center or Banking Center pursuant to this Section 1.10, neither party shall have any further liability to the other party under this Agreement with respect to such Banking Center or Banking Center and the purchase price shall be adjusted accordingly.

          (iii) Purchaser shall have the right to update title matters at Closing for any changes which may have arisen between the date of Purchaser's original title search. If such update indicates that any Title Defects have been placed of record since the date of Purchaser's original title search, and Purchaser reasonably objects thereto, then Seller may elect to delay the Closing with respect to the affected Banking Center or Banking Center for up to 30 calendar days while Seller makes a good faith effort to cure any such Title Defect to Purchaser's reasonable satisfaction; provided that Seller shall not be obligated to bring any lawsuit or make any payments of money (except to pay liens that Seller does not dispute in good faith) to cure a Title Defect. If Seller is unable or unwilling to cure any such Title Defect within such 30 day period, Purchaser shall have the option to receive title in the then existing condition or to terminate this Agreement with respect to such Banking Center or Banking Center, in which event neither party shall have any further liability to the other party under this Agreement with respect to such Banking Center or Banking Center and the purchase price shall be adjusted accordingly.

     (b)  Environmental Matters.
          ---------------------

          Purchaser shall have the right to conduct such investigation of environmental matters with respect to the Real Property as it may reasonably require and shall report the result of any such investigation, together with its objections to any material violation of applicable environmental law which impacts the Real Property or the use thereof as a banking center, if any, to Seller no later than 45 calendar days after the date of this Agreement; provided, however, that without the prior written consent of Seller, Purchaser shall not conduct any ground water monitoring or install any test well or undertake any other investigation which requires a permit or license from, or the reporting of the investigation or the results thereof to, a local or state environmental regulatory authority or the United Stated Environmental Protection Agency. If Purchaser objects to any material violation of applicable environmental law which impacts the Real Property or the use thereof as a banking center, Seller shall have the right, but not the obligation, to delay the Closing for up to 30 calendar days while Seller makes a good faith effort to cure any such material violation of law which is discovered by Purchaser's investigation. If Seller either refuses to give such written consent or refuses to cure any material violation of applicable environmental law relating to the Real Property or the use thereof as a banking center, Purchaser shall have the option either to purchase the Real Property in its then existing condition or to terminate this Agreement with respect to the Banking Center at which the Real Property affected by such refusal is located in which event neither party shall have any further liability to the other under this Agreement with respect to such Banking Center and the purchase price shall be adjusted accordingly.


                                  ARTICLE II
                                  ----------
                          CLOSING AND EFFECTIVE TIME
                          --------------------------

Section 2.1.  Effective Time.
-----------   --------------

     The purchase of assets and assumption of liabilities provided for in this Agreement shall occur at a closing (the "Closing") to be held at the offices of Seller in Atlanta, Georgia at 10:00 a.m. local time within 31 calendar days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired, or at such other place, time or date on which the parties shall mutually agree. The effective time (the "Effective Time") shall be 2:00 p.m., local time, on the day on which the Closing occurs. It is understood and agreed that the Closing shall occur on a Thursday.

Section 2.2.  Closing.
-----------   -------

     (a) All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

     (b) At the Closing, subject to all the terms and conditions of this Agreement, Seller shall deliver to Purchaser or, in the case of subsections (b)(5), (6), (7), (9) and (10), make reasonably available to Purchaser.

          (1) A limited warranty deed transferring title to the Real Property and an Owner's Affidavit in form satisfactory to a title company to delete the standard exceptions from such company's title insurance policy, including, without limitation, mechanics and materialmen's liens and rights of parties in possession;

          (2)  A Bill of Sale, in substantially the form attached hereto as
               Exhibit 2.2(b)(2) (the "Bill of Sale"), transferring to Purchaser
               -----------------
               all of Seller's interest in the Personal Property and in the Loans;

          (3) An Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 2.2(b)(3) (the "Assignment and
                                  -----------------
               Assumption Agreement"), assigning Seller's interest in the Equipment Leases, the Safe Deposit Contracts, and the Deposit Liabilities;

          (4) Consents from third persons that are required to effect the assignments set forth in the Assignment and Assumption Agreement, including, but not limited to, the lessors under the Equipment Leases (to the extent required by such leases);

          (5) Seller's keys to the safe deposit boxes and Seller's records related to the safe deposit box business at the Banking Center;

          (6)  Seller's files and records related to the Loans;

          (7) Seller's records related to the deposit accounts assumed by Purchaser;

          (8) Immediately available funds in the net amount shown as owing to Purchaser by Seller on the Closing Statement, if any;

          (9)  The Coins and Currency;

          (10) Such of the other assets to be purchased as shall be capable of physical delivery;

     (11) A certificate of a proper officer of Seller, dated as of the date of Closing, certifying to the fulfillment of all conditions which are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all material respects as of Effective Time;

     (12) Certified copies of (A) the Articles of Association and Bylaws of Seller and (B) a resolution of the Board of Directors of Seller, or its Executive Committee, approving the sale of the Banking Center contemplated hereby;

     (13) Such certificates and other documents as Purchaser and its counsel may reasonably require to evidence the receipt by Seller of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement;

     (14)   A Closing Statement, substantially in the form attached hereto as
            Exhibit 2.2(b)(14) (the "Closing Statement");
            ------------------

     (15) An affidavit of Seller certifying that Seller is not a "foreign person" as defined in the federal Foreign Investment in Real Property Tax Act of 1980; and

     (16)   The Power of Attorney.

            It is understood that the items listed in subsections b(5) and (9) shall be transferred after the Banking Center has closed for business on the date of Closing and that the records listed in subsections b(6) and (7) will be transferred as soon as possible after the Closing, but in no event more than five business days after the Closing.

(c) At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall deliver to Seller.

     (1)    The Assignment and Assumption Agreement;

     (2) A certificate and receipt acknowledging the delivery and receipt of possession of the property and records referred to in this Agreement;

     (3) Immediately available funds in the net amount shown as owing to Seller by Purchaser on the Closing Statement, if any;

     (4) A certificate of a proper officer of Purchaser, dated as of the Date of Closing, certifying to the fulfillment of all conditions which are the obligation of Purchaser and that all of the representations and warranties of Purchaser set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

          (5) Certified copies of (A) the Articles of Incorporation and Bylaws of the Purchaser and (B) a resolution of the Board of Directors, or its Executive Committee, of Purchaser approving the purchase of the Banking Center contemplated hereby;

          (6) Such certificates and other documents as Seller and its counsel may reasonably require to evidence the receipt of Purchaser of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

          (7)  The Closing Statement.

     (d)  All instruments, agreements and certificates described in this Section
          2.2 shall be in form and substance reasonably satisfactory to the parties' respective legal counsel and Purchaser's title company.

Section 2.3 Post-Closing Adjustments.
------- ----------------------------

     (a) Not later than 15 business days after the Effective Time (the "Post-Closing Balance Sheet Delivery Date"), Seller shall deliver to Purchaser a balance sheet dated as of the Effective Time and prepared in accordance with generally accepted accounting principles consistently applied reflecting the assets sold and assigned and the liabilities transferred and assumed hereunder (the "Post-Closing Balance Sheet"). Additionally, Seller shall deliver to Purchaser a list of loans purchased, individually identified by account number, which list shall be appended to the Bill of Sale. Seller shall afford Purchaser and its accountants and attorneys the opportunity to review all work papers and documentation used by Seller in preparing the Post-Closing Balance Sheet. Within 15 business days following the Post-Closing Balance Sheet Delivery Date (the "Adjustment Payment Date"), Seller and Purchaser shall meet at the offices of Seller in Atlanta, Georgia to effect the transfer of any funds as may be necessary to reflect changes in such assets and liabilities between the Pre-Closing Balance Sheet and the Post-Closing Balance Sheet together with interest thereon computed from the Effective Time to the Adjustment Payment Date at the applicable Federal Funds Rate (as hereinafter defined).

     (b) In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Payment Date, each party shall pay to the other on such Adjustment Payment Date all amounts other than those as to which a dispute exists. Any disputed amounts retained by a party which are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Adjustment Payment Date to the date paid at the applicable Federal Funds Rate.

     (c) The Federal Funds Rate shall be the mean of the high and low rates quoted for Federal Funds in the Money Rates Column of the Wall Street Journal adjusted as such mean may increase or decrease during the period between the Effective Time and the Adjustment Payment Date.


                                  ARTICLE III
                                  -----------
                                INDEMNIFICATION
                                ---------------

Section 3.1. Seller's Indemnification of Purchaser.
--------------------------------------------------

     Seller shall indemnify, hold harmless and defend Purchaser from and against any breach by Seller or inaccuracy of any representation or warranty contained herein and all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, arising out of any actions, suits or proceedings commenced prior to the Effective Time (other than proceedings to prevent or limit the consummation of this transaction) relating to operations at the Banking Center, and, except as otherwise provided in this Agreement, Seller shall further indemnify, hold harmless and defend Purchaser from and against all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges) incurred by Seller prior to the Effective Time and which are claimed or demanded on or after the Effective Time, or which arise out of any actions, suits or proceedings commenced on or after the Effective Time and which relate to operations at the Banking Center prior to the Effective Time.

Section 3.2. Purchaser's Indemnification of Seller.
--------------------------------------------------

     Purchaser shall indemnify, hold harmless and defend Seller from and against any breach by Purchaser or inaccuracy of any representation or warranty contained herein and all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges), which Seller may receive, suffer or incur in connection with operations and transactions occurring after the Effective Time and which involve the Banking Center, the assets transferred or the liabilities assumed pursuant to this Agreement.

Section 3.3. Claims for Indemnity.
---------------------------------

     (a) A claim for indemnity under Sections 3.1 or 3.2 of this Agreement may be made by the claiming party at any time prior to 12 months after the Effective Time by the giving of written notice thereof to the other party. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any such claim is made within such prescribed 12 month period, the indemnity relating to such claim shall survive until such claim is resolved. Claims not made within such 12 month period shall cease and no indemnity shall be made therefor.


     (b) In the event that any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any liability, damage or loss to one party hereto of the kind for which such party is entitled to indemnification pursuant to Section 3.1 or 3.2 hereof, then, after written notice is provided by the indemnified party to the indemnifying party of such demand, claim or lawsuit, the indemnifying party shall have the option, at its cost and expense, to retain counsel for the indemnified party to defend any such demand, claim or lawsuit. In the event that the indemnifying party shall fail to respond within five calendar days after receipt of such notice of any such demand, claim or lawsuit, then the indemnified party shall retain counsel and conduct the defense of such demand, claim or lawsuit as it may in its discretion deem proper, at the cost and expense of the indemnifying party. In effecting the settlement of any such demand, claim or lawsuit, an indemnified party shall act in good faith, shall consult with the indemnifying party and shall enter into only such settlement as the indemnifying party shall approve (the indemnifying party's approval will be implied if it does not respond within ten calendar days of its receipt of the notice of such settlement offer).

Section 3.4. Limitations on Indemnification.
-------------------------------------------

     Notwithstanding anything to the contrary contained in this Article III, no indemnification shall be required to be made by either party until the aggregate amount of all such claims by a party exceeds $50,000. Once such aggregate amount exceeds $50,000, such party shall thereupon be entitled to indemnification for all amounts in excess of such $50,000. IN ADDITION, THE PARTIES SHALL HAVE NO OBLIGATIONS UNDER THIS ARTICLE III FOR ANY CONSEQUENTIAL LIABILITY, DAMAGE OR LOSS THE INDEMNIFIED PARTY MAY SUFFER AS THE RESULT OF ANY DEMAND, CLAIM OR LAWSUIT.

                                  ARTICLE IV
                                  ----------
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller hereby represents and warrants to Purchaser as follows, which representations and warranties shall survive the Effective Time for a period of 12 months:

Section 4.1. Corporate Organization.
-----------------------------------

     Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States. Seller has the corporate power and authority to own its properties, to carry on its business as currently conducted and to effect the transactions contemplated herein.

Section 4.2.   No Violation.
-----------    ------------

     The Banking Center has been operated in all material respects in accordance with applicable laws, rules and regulations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) Seller's Articles of Association or Bylaws;
(h) any material provision of any material agreement or any other material restriction of any kind to which Seller is a party or by which Seller is bound;
(c) any material statute, law, decree, regulation or order of any governmental authority; or (d) any material provision which will result in a default under, or which cause the acceleration of the maturity of, any material obligation or loan to which Seller is a party.

Section 4.3.   Corporate Authority.
-----------    -------------------

     The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by Seller's Board of Directors (or the Executive Committee thereof). No further corporate authorization is necessary for Seller to consummate the transactions contemplated hereunder.

Section 4.4.   Enforceable Agreement.
-----------    ---------------------

     This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

Section 4.5.   No Brokers.
-----------    ----------

     All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Seller in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder's fee or like commisssion.

Section 4.6.   Personal Property.
-----------    -----------------

     Seller owns, and will convey to Purchaser at the Closing, all of Seller's right, title and interest to all of the Personal Property free and clear of any claims, mortgages, liens, security interests, pledges or encumbrances of any kind, except as may otherwise be set forth in this Agreement.

Section 4.7.   Real Property.
-----------    -------------

     Seller makes the following representations regarding the Real Property:

     (a) Except as set forth in Exhibit 4.7, Seller has no knowledge of any condemnation proceedings pending against the Real Property.

     (b) Except as set forth in Exhibit 4.7, Seller has not entered into any agreement regarding the Real Property, and the Real Property is not subject to any claim, demand, suit, lien, proceeding or litigation of any kind, pending or outstanding, or to the knowledge of Seller, threatened or likely to be made or instituted, which would in any way be binding upon Purchaser or its successors or assigns or materially affect or limit Purchaser's or its successors' or assigns' use and enjoyment of the Real Property or which would materially limit or restrict Purchaser's right or ability to enter into this Agreement and consummate the sale and purchase contemplated hereby.

     (c) Seller has or will have at Closing good and marketable fee simple title to the Real Property and, at Closing, will own the Real Property outright subject to no mortgage, pledge, lien, security interest, lease, charge, encumbrance or conditional sales or other title retention agreement except for real property taxes not yet due and payable, and easements and rights of way which do not materially interfere with the use of the Real Property as a Banking Center. Purchaser's sole remedy for a breach of the representations and warranties in this Section 4.7 shall be to elect not to purchase a Banking Center as provided in Section 1.10(a)(iii).

Section 4.8.  Condition of Property.
-----------   ---------------------

     The Real Property and Personal Property to be purchased by Purchaser hereunder are sold AS IS, WHERE IS, with no warranties or representations whatsoever, except as may be expressly represented or warranted in this Agreement.

Section 4.9.  Limitation of Representations and Warranties.
-----------   --------------------------------------------

     Except as may be expressly represented or warranted in this Agreement by Seller, Seller makes no representations or warranties whatsoever with regard to any asset being transferred to Purchaser or any liability or obligation being assumed by Purchaser or as to any other matter or thing.


                                   ARTICLE V
                                   ---------
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser hereby represents and warrants to Seller as follows, which representations and warranties shall survive the Effective Time for a period of 12 months:


Section 5.1.  Corporate Organization.
-----------   ----------------------

     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Georgia. Purchaser has the corporate power and authority to own the properties being acquired, to assume the liabilities being transferred and to effect the transactions contemplated herein.

Section 5.2.  No Violation.
------------  ------------

     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) the Articles of Incorporation or Bylaws of Purchaser; any material provision of any material agreement or any other material restriction of any kind to which Purchaser is a party or by which Purchaser is bound; (b) any material statute, law, decree, regulation or order of any governmental authority; or (d) any material provision which will result in a default under, or cause the acceleration of the maturity of, any material obligation or loan to which Purchaser is a party.

Section 5.3.  Corporate Authority.
------------  -------------------

     The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Board of Directors (or Executive Committee) of Purchaser. No further corporate authorization on the part of Purchaser is necessary to consummate the transactions contemplated hereunder.

Section 5.4.  Enforceable Agreement.
------------  --------------------

     This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

Section 5.5.  No Brokers.
------------  ---------

     All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Purchaser in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder's fee or like commission.

                                  ARTICLE VI
                                  ----------
           OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME
           --------------------------------------------------------

Section 6.1.  Full Access.
------------  ----------

     Seller shall afford to the officers and authorized representatives of Purchaser, upon prior notice and subject to Seller's normal security requirements, access to the properties, books and records pertaining to the Banking Center in order that Purchaser may have full opportunity to make reasonable investigations, at reasonable times without interfering with the normal business and operations of the Banking Center, or the affairs of Seller relating to the Banking Center. The officers of Seller shall furnish Purchaser with one standard set of such additional financial and operating data and other information as to its business and properties at the Banking Center, or where otherwise located, as Purchaser may, from time to time, reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect this transaction. Any additional copies of such information shall be produced and provided at Purchaser's expense. Nothing in this Section 6.1 shall require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans. Records, including credit information, relating to the Loans will be made available for review by Purchaser no later than 30 calendar days after the execution of this Agreement. It is understood that certain of Seller's records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

Section 6.2.   Delivery of Magnetic Media Records.
-----------    ----------------------------------

     Seller shall prepare at its expense and make available to Purchaser at Seller's data processing center magnetic media records in Seller's field format not later than 60 calendar days after the execution of this Agreement and further shall make available to Purchaser such records updated as of the Closing Date, which records shall contain the information related to the items described in Subsections 2.2(b)(6) and (b)(7) above. Such updated records shall be made available at such time after Closing as agreed to by the parties. At its option, Seller may provide such reports in paper format instead of magnetic media format.

Section 6.3.   Application for Approval to Effect Purchase of Assets and
-----------    ---------------------------------------------------------
Assumption of Liabilities.
-------------------------

     Within 30 calendar days following the execution of this Agreement, Purchaser shall prepare and file applications required by law with the appropriate regulatory authorities for approval to purchase and assume the aforesaid assets and liabilities, to establish branches at the locations of the Banking Center, and to effect in all other respects the transactions contemplated herein. Purchaser agrees to process such applications in a diligent manner and on a priority basis and to provide Seller promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence and other documents with respect thereto, and to use its best efforts to obtain all necessary regulatory approvals. On the date hereof, Purchaser knows of no reason why such applications should not receive all such approvals. Purchaser shall promptly notify Seller upon receipt by Purchaser of notification that any application provided for hereunder has been denied. Seller shall provide such assistance and information to Purchaser as shall be reasonably necessary for Purchaser to comply with the requirements of the applicable regulatory authorities.

Section 6.4.   Conduct of Business: Maintenance of Properties.
-----------    ----------------------------------------------

     From the date hereof until the Effective Time, Seller covenants that it will:

     (a) Carry on the business of the Banking Center substantially in the same manner as on the date hereof, use all reasonable efforts to preserve intact its current business organization and preserve its business relationships with depositors, customers and others having business relationships with it and whose accounts will be retained at the Banking Center, provided, however, that Seller need not, in its sole discretion, advertise or promote new or substantially new customer services in the principal market area of the Banking Center.

     (b) Cooperate with and assist Purchaser in assuring the orderly transition of the business of the Banking Center to Purchaser from Seller; and

     (c) Maintain the Real Property and the Personal Property in its current condition, ordinary wear and tear excepted.


Section 6.5.  No Solicitation by Seller.
-----------   -----------------------

     For a period of 12 months after the Effective Time, Seller will not specifically target and solicit customers of the Banking Center utilizing any customer or mailing list which consists primarily of customers of the Banking Center, provided, however, these restrictions shall not restrict general mass mailings, telemarketing calls, statement stuffers and other similar communications directed to all the current customers of Seller or Seller's affiliates, or to the public or newspaper, radio or television advertisements of a general nature or otherwise prevent Seller from taking such actions as may be required to comply with any applicable federal or state laws, rules or regulations. In addition, these restrictions shall not restrict (a) the solicitation of (i) commercial accounts normally established and maintained in offices other than the Banking Center or (ii) any credit or debit card customer which has an agreement with Seller or Seller's venture partner, Unified Merchant Services, for merchant services or (b) the ability of Seller to install, operate and serve customers needs through automated teller machines at any location. It is understood that holders of the Deposit accounts described in Sections 1.3(b) 3-7 hereof shall not be deemed customers of the Banking Center for the purposes of this Section 6.5.

Section 6.6.  No Solicitation by Purchaser.
-----------   ----------------------------

     Purchaser shall not solicit any customer which has an agreement with Seller or Seller's venture partner, Unified Merchant Services, for merchant services during the term of any such agreements, including any renewal term thereunder, or otherwise interfere in any way with Seller or Seller's venture partner, Unified Merchant Services, relationship with any such customer.

Section 6.7.  Further Actions.
-----------   ---------------

     The parties hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

Section 6.8.  Fees and Expenses.
-----------   -----------------

      Purchaser shall be responsible for the costs of all title examinations, title insurance fees, surveys, its own attorneys' and accountants' fees and expenses, recording costs, transfer fees, and other expenses arising in connection therewith. Seller shall be responsible for its own attorneys' and accountants' fees and expenses related to this transaction.

Section 6.9.  Breaches with Third Parties.
-----------   ---------------------------

     If the assignment of any material claim, contract, license, lease, commitment, sales order or purchase order (or any material claim or right or any benefit arising thereunder) (collectively, "Commitments") without the consent of a third party would constitute a breach thereof or materially affect the rights of Purchaser or Seller thereunder, then such assignment is hereby made subject to such consent or approval being obtained. Seller, at its expense, shall use its best efforts to obtain any such assignments as promptly as possible. If any such assignments shall not be obtained or if any attempted assignment would be ineffective or would materially impair Purchaser's rights under the Commitments in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the specific Commitments and at Seller's expense, shall cooperate with Purchaser, to the maximum extent permitted by law and the specific Commitment, is devising a reasonable arrangement designed to provide such benefits to Purchaser.

Section 6.10. Insurance.
------------  ---------

     As of the Effective Time, Seller will discontinue its insurance coverage maintained in connection with the Banking Center and the activities conducted thereon. Purchaser shall be responsible for all insurance protection for the Banking Center premises and the activities conducted thereon immediately following the Effective Time. Pending the Closing, risk of loss shall be the responsibility of Seller.

Section 6.11. Public Announcements.
------------  --------------------

     Seller and Purchaser agree that, from the date hereof, neither shall make any public announcement or public comment, regarding this Agreement or the transactions contemplated herein without first consulting with the other party hereto and reaching an agreement upon the substance and timing of such announcement or comment. Further, Seller and Purchaser acknowledge the sensitivity of this transaction to the Employees and no announcements or communications with the public or these Employees shall be made without the prior approval of Seller.

Section 6.12. Tax Reporting.
------------  -------------

     Seller shall comply with all tax reporting obligations in connection with transferred assets and liabilities on or before the Effective Time, and Purchaser shall comply with all tax reporting obligations with respect to the transferred assets and liabilities after the Effective Time.

                                  ARTICLE VII
                                  -----------
                     CONDITIONS TO PURCHASER'S OBLIGATIONS
                     -------------------------------------

     The obligation of Purchaser to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 7.1.  Representations and Warranties True.
-----------   -----------------------------------

     The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchaser.

Section 7.2.  Obligations Performed.
-----------   ---------------------

     Seller shall (a) deliver or make available to Purchaser those items required by Section 2.2 hereof, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 7.3.  No Adverse Litigation.
-----------   ---------------------

     As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Seller which is reasonably likely to (a) materially and adversely affect the business, properties and assets of the Banking Center, or
(b) materially and adversely affect the transactions contemplated herein.

Section 7.4.  Regulatory Approval.
-----------   -------------------

     (a) Purchaser shall have received all necessary regulatory approvals of the transactions provided in this Agreement, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

     (b) Such approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Purchaser.

                                 ARTICLE VIII
                                 ------------
                      CONDITIONS TO SELLER'S OBLIGATIONS
                      ----------------------------------

     The obligation of Seller to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 8.1.  Representations and Warranties True.
-----------   -----------------------------------

     The representations and warranties made by Purchaser in this Agreement shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Seller.

Section 8.2.  Obligations Performed.
-----------   ---------------------

     Purchaser shall (a) deliver to Seller those items required by Section 2.2 hereof, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 8.3.  No Adverse Litigation.
-----------   ---------------------

     As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Purchaser or Seller which might materially and adversely affect the transactions contemplated hereunder.

Section 8.4.  Regulatory Approval.
-----------   -------------------

     (a) Purchaser shall have received from the appropriate regulatory authorities approval of the transactions contemplated herein, waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

     (b) Such approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Seller.

                                  ARTICLE IX
                                  ----------
                                  TERMINATION
                                  -----------

Section 9.1.  Methods of Termination.
-----------   ----------------------

     This Agreement may be terminated in any of the following ways:

     (a) by either Purchaser or Seller, in writing five calendar days in advance of such termination, if the Closing has not occurred by August 28, 1997;

     (b) at any time on or prior to the Effective Time by the mutual consent in writing of Purchaser and Seller;

     (c) by Purchaser in writing if the conditions set forth in Article VII of this Agreement shall not have been met by Seller or waived in writing by Purchaser within 31 business days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired;

     (d) by Seller in writing if the conditions set forth in Article VIII of this Agreement shall not have been met by Purchaser or waived in writing by Seller within 31 business days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired;

     (e) any time prior to the Effective Time, by Purchaser or Seller in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of 30 calendar days after the giving of notice to the breaching party of such breach or the Effective Time; provided, however, that there shall be no cure period in connection with any breach of Section 6.3 hereof, so long as such breach by Purchaser was not caused by any action or inaction of Seller, and Seller may terminate this Agreement immediately if regulatory applications are not filed within 30 calendar days after the date of this Agreement as provided in that Section;

     (f) by Seller in writing at any time after any applicable regulatory authority has denied approval of any application of Purchaser for approval of the transactions contemplated herein; or

     (g)  in accordance with Section 1.10 hereof.

Section 9.2.   Procedure Upon Termination.
-----------    --------------------------

     In the event of termination pursuant to Section 9.1 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate.

     If this Agreement is terminated as provided herein,

     (a) each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same; and

     (b) all information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons.

Section 9.3.   Payment of Expenses.
-----------    -------------------

     Should the transactions contemplated herein not be consummated because of a party's breach of this Agreement, in addition to such damages as may be recoverable in law or equity, the other party shall be entitled to recover from the breaching party upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses.

                                   ARTICLE X
                                   ---------
                           MISCELLANEOUS PROVISIONS
                           ------------------------

Section 10.1.  Amendment and Modification.
------------   --------------------------

     The parties hereto, by mutual consent of their duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

Section 10.2.  Waiver or Extension.
------------   -------------------

     Except with respect to required approvals of the applicable governmental authorities, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

Section 10.3.  Assignment.
------------   ----------

     This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

Section 10.4.  Confidentiality.
------------   ---------------

     Seller and Purchaser agree that the Confidentiality Agreement effective as of February 2, 1997, between Seller and Purchaser (the "Confidentiality Agreement") shall survive the execution hereof and the consummation of the transactions contemplated herein.

Section 10.5.  Addresses for Notices, Etc.
------------   --------------------------

     All notices, requests, demands, consents and other communications provided for hereunder and under the related documents shall be in writing and mailed (by registered or certified mail, return receipt requested), telegraphed, telexed, telecopied or personally delivered (with receipt thereof acknowledged) to the applicable party at the address indicated below:

               If to Seller:       NationsBank, N.A.
                                   NationsBank Corporate Center
                                   100 North Tryon Street
                                   NCI-007-12-02
                                   Charlotte, North Carolina 28255-0065
                                   Fax Number: (704) 386-6416
                                   Attn: Tracey M. Hembrick
          with a copy to:     Laura D. Fennell, Senior Counsel
                              NationsBank Corporate Center
                              100 North Tryon Street
                              NC1-007-20-01
                              Charlotte, North Carolina 28255-0065
                              Fax Number: (704) 386-6453

          If to Purchaser:    ABC Bancorp
                              310 First Street, S.E.
                              Moultrie, Georgia 31768

                              Attn: Mr. Kenneth J. Hunnicutt
                              Fax:  (912) 890-2235

          with a copy to:     Rogers & Hardin
                              2700 International Tower
                              229 Peachtree Street, N.E.
                              Atlanta, Georgia 30303

                              Attn: Steven E. Fox, Esq.
                              Fax:  (404) 525-2224

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

Section 10.6.  Counterparts.
------------   ------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.7.  Headings.
------------   --------

     The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof.

Section 10.8.  Governing Law.
------------   -------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

Section 10.9.  Sole Agreement.
------------   --------------

     Except for the Confidentiality Agreement, this Agreement and the exhibits and attachments hereto represent the sole agreement between the parties hereto respecting the transactions contemplated hereby and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

Section 10.10. Severability.
-------------  ------------

     If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

Section 10.11. Parties In Interest.
-------------  -------------------

     Nothing in this Agreement, express or implied, expressly including, without limiting the generality of the foregoing in any way, the provisions of Section 1.6(a) hereof, is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first written above.

                                        NATIONSBANK, N.A.(SOUTH)

                                        By:    /s/ A. Allen Kendle
                                               ---------------------------
                                        Name:  A. ALLEN KENDLE
                                               ---------------------------
                                        Title: SENIOR VICE PRESIDENT
                                               ---------------------------


                                        ABC BANCORP

                                        By:    /s/ Kenneth J. Hunnicutt
                                               ----------------------------
                                        Name:  KENNETH J. HUNNICUTT
                                               ----------------------------
                                        Title: PRESIDENT & CEO
                                               ----------------------------

                       PURCHASE AND ASSUMPTION AGREEMENT
                                    Between
                           NATIONSBANK, N.A.(SOUTH)
                                      and

                                  ABC BANCORP

                                 EXHIBIT LIST

     Exhibit No.         Description
     -----------         -----------

     1.1(b)              List of Excluded Assets
     1.4(k)              Power of Attorney
     1.6(c)              Severance Benefits
     2.2(b)(2)           Form of Bill of Sale
     2.2(b)(3)           Form of Assignment and
                         Assumption Agreement
     2.2(b)(14)          Form of Closing Statement
     4.7                 Real Property Exceptions

                                EXHIBIT 1.1(b)
                                --------------

                       PURCHASE AND ASSUMPTION AGREEMENT
                                    Between
                           NATIONSBANK, N.A. (SOUTH)
                                      and
                                  ABC BANCORP

                            LIST OF EXCLUDED ASSETS

All teller and platform automated computer equipment

Signature machine

Check protector

Rate board

Mandatory sign board

Furniture Fixtures and Equipment at the Banking Center not compatible with Purchaser's banking operations; provided, however, that (1) Purchaser shall notify Seller of all such assets in writing at least 45 days prior to the Effective Time, and (2) the aggregate Net Book Value of all such assets shall not exceed $10,000.

                                EXHIBIT 1.41(K)
                                ---------------

                       PURCHASE AND ASSUMPTION AGREEMENT
                                    BETWEEN
                           NATIONSBANK, N.A. (SOUTH)
                                     AND
                                  ABC BANCORP


                               POWER OF ATTORNEY

     THIS POWER OF ATTORNEY is dated this __________ day of February 1997, by NationsBank, N.A. (South), a national banking association ("NationsBank"), to be effective as of 2:00 p.m. on ____________ ______ 199_.

                                  WITNESSETH:
                                  -----------

     WHEREAS, NationsBank and ABC Bancorp ("ABC") have entered into a Purchase and Assumption Agreement dated as of ______ ____, 199_ (the "Agreement"), which provides for the sale by NationsBank to ABC of certain personal property; and

     WHEREAS, in a Bill of Sale to ABC dated _________ ____, 199_ (the "Bill of Sale"), NationsBank has agreed, from time to time, at the request of ABC to execute, acknowledge and deliver to any and all instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to (i) transfer to ABC certain Assets (as defined in the Bill of Sale) being acquired by ABC pursuant to the Agreement, including loans and the collateral therefor to the extent of NationsBank's interest in such collateral and files and records relating to such loans, (ii) enable ABC to bill, collect, service and administer the loans transferred thereby and (iii) give full force and effect to the intent and purpose of the Bill of Sale.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, NationsBank hereby irrevocably appoints and authorizes the President or any Vice President, or the Secretary or any Assistant Secretary, of ABC as its attorney-in-fact solely for the purpose of endorsing and recording, pursuant to the Bill of Sale, certificates of title for vehicles and similar documents, provided, such power of attorney is not intended to and does not
           --------
convey to ABC any right to endorse or record any documents of title relating to collateral other than collateral transferred pursuant to the Bill of Sale as described in the preceding paragraph.

     IN WITNESS WHEREOF, NationsBank has caused this Power of Attorney to be duly executed by its duly authorized officer as of the day and year first above written.

WITNESSES:                                   NATIONSBANK, N.A. (SOUTH)

________________________________             By:________________________________
                                                ________________________________
________________________________             Its:_______________________________




STATE OF_______________________)
                               )                  PROBATE
COUNTY OF________________________________)

     PERSONALLY APPEARED before me the undersigned witness and made oath that s/he saw the within named NationsBank, N.A. (South), by ___________________, its __________________, sign, and as its act and deed deliver the within Power of Attorney and that s/he with the order witness whose name is subscribed above witnessed the execution thereof.


                                             WITNESS

Sworn to before me this
______th day of ______, 199_.

_____________________________
Notary Public for __________________
My Commission Expires:___________

                                EXHIBIT 1.6(c)
                                --------------

                       PURCHASE AND ASSUMPTION AGREEMENT
                                    Between
                           NATIONSBANK, N.A.(SOUTH)
                                      and

                                  ABC BANCORP

                              SEVERANCE BENEFITS

                One week for every year of service with Seller.

                               EXHIBIT 2.2(b)(2)
                               -----------------

                       PURCHASE AND ASSUMPTION AGREEMENT
                                    Between
                           NATIONSBANK, N.A.(SOUTH)
                                      and
                                  ABC BANCORP

                                 BILL OF SALE


     THIS BILL OF SALE is dated this ____ day of _________,199_, by NationsBank, N.A. a national banking association ("Seller").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Seller and ABC Bancorp a Georgia corporation, have entered into a Purchase and Assumption Agreement dated as of February __, 1997 (the "Agreement"), which provides for the sale by Seller to Purchaser of certain personal property and loans related to Seller's offices located in Douglas, Georgia (the "Banking Center"), all as set forth in the Agreement;

     NOW, THEREFORE, Seller, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, set over, convey and transfer to Purchaser all of its right, title and interest in and to the following assets (the "Assets");

     (a) All furniture, fixtures, equipment and other tangible personal property located in the Banking Center, except for those items listed in Exhibit 1.1(b) of the Agreement;

     (b) All of the loans maintained, serviced and listed in Seller's general ledger as loans of the Banking Center (except for those loans described in Section 1.4(b) of the Agreement), a list of such specific loans to be attached hereto on the Post-Closing Balance Sheet Delivery Date (the "Loans"); and

     (c) All of Seller's files and records related to the Loans and the Equipment Leases, Deposit Liabilities and other liabilities (as such terms are defined or described in the Agreement).

     (d) All maintenance, service, operating and other contracts or agreements relating to the operation of the Banking Center (to the extent that such contracts or agreements by their terms or under applicable law are assignable to Purchaser); and

     (e) Except as provided in Section 1.1(b), all business of the Banking Center related to the transferred assets referred to in Section 1.1(a) and the goodwill associated therewith.

     Seller, for itself and its successors and assigns, does hereby covenant and agree to and with Purchaser and its successors and assigns that it (i) is seized of, and has the right to convey to Purchaser, such title to the Assets as is provided in the Agreement, (ii) will warrant and defend said title to the Assets in the manner provided in the Agreement, and (iii) shall, from time to time, at the request of Purchaser, execute, acknowledge and deliver to Purchaser any and all further instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to transfer the Assets to Purchaser, to enable Purchaser to bill, collect, service and administer the Loans and to give full force and effect to the full intent and purposes of this Bill of Sale.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its duly authorized officers and its corporate seal to be affixed hereto, all as of the day and year first above written.

                                             NATIONSBANK, N.A.(SOUTH)

                                             By: _____________________________
                                             Name: ___________________________
                                             Title: __________________________

ATTEST:

___________________________________
________________Secretary

                               EXHIBIT 2.2(b)(3)
                               -----------------

                       PURCHASE AND ASSUMPTION AGREEMENT
                                    Between
                           NATIONSBANK, N.A.(SOUTH)
                                     and
                                  ABC BANCORP

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this ___day of ___________, 199_, by and between Nationsbank, N.A.(South), a national banking association ("Seller"), and ABC Bancorp, a Georgia corporation ("Purchaser").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Seller and Purchaser have entered into a Purchase and Assumption Agreement dated as of _________, 199_ (the "Agreement"), which provides for the assignment by Seller of all of its rights and interests in and to certain leases, contracts, deposit accounts and by Seller of all of its rights and interests in and to certain leases, contracts, deposit accounts and other liabilities related to Seller's offices located in Douglas, Georgia (the "Banking Center"), and the assumption by Purchaser of all of Seller's liabilities and obligations thereunder, all as set forth in the Agreement;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt of which is hereby acknowledged by Seller and Purchaser, Seller hereby assigns, transfers and sets over to Purchaser all of Seller's rights and interest to, and Purchaser does hereby assume all of Seller's liabilities and obligations in connection with, the following assets (the "Assets");

     (a) All equipment leases, except for leases listed on Exhibit 1.1(b) of the Agreement, for equipment located at the Banking Center (the "Equipment Leases");

     (b) All deposit accounts located at the Banking Center, except for those deposit accounts and liabilities described in Section 1.3(b) of the Agreement (the "Deposit Liabilities"); and

     (c)  Safe Deposit Contracts.

     This Assignment and Assumption Agreement shall be binding upon, and shall inure to the benefit of, Seller, Purchaser and each of their successors and assigns and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

     This Assignment and Assumption Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto, all as of the day and year first above written.

                                             NATIONSBANK, N.A.(SOUTH)

                                             By: ____________________________
                                             Title: _________________________

ATTEST:

______________________________
___________Secretary


                                             ABC BANCORP

                                             By: ____________________________
                                             Title: _________________________

ATTEST:

______________________________
___________Secretary

                              EXHIBIT 2.2(b)(14)
                              ------------------

                       PURCHASE AND ASSUMPTION AGREEMENT
                                    Between
                           NATIONSBANK, N.A.(SOUTH)
                                      AND
                                  ABC BANCORP

                               CLOSING STATEMENT

                   (Pre-Closing Balance Sheet as of _______)

CASH DUE PURCHASER FOR:

 Deposit liability (including
 accrued interest)                                   _______

 Pro rata safe deposit box rental                    _______

 Pro rate real property taxes                        _______

 Deed stamps                                         _______

 Total Cash due Purchaser                            _______

CASH DUE SELLER FOR:

 Real and Personal Property                          _______

 Coins and currency                                  _______

 Premium on deposits                                 _______

 Loans and other assets
  (including accrued interest)                       _______

 Pro rata FDIC insurance                             _______

 Total Cash due Seller                               _______

 Net cash due (Purchaser) (Seller)                   _______